UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 1, 2002

                        Innovative Micro Technology, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                 1-6635              95-1950506
(State or other jurisdiction   (Commission          (IRS Employer
     of incorporation)         File Number)      Identification No.)

                   75 Robin Hill Road Goleta, California   93117

               (Address of principal executive office) ( Zip Code)

       Registrant's telephone number, including area code: (805) 681-2800


          (Former name or former address, if changed since last report)


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Item 5.  Other Events

     Private Placement of Common Stock and Warrants

     On August 1, 2002, Innovative Micro Technology, Inc. (the "Company") completed the private sale of 935,000 shares of common stock and warrants to purchase an additional 867,000 shares of common stock (the "Warrants") to L-3 Communications Corporation ("L-3"), for a total purchase price of $5,000,000. The Warrants consist of (i) an 18-month warrant to purchase 167,000 shares of common stock at a purchase price of $5.35 per share, which will expire on February 1, 2004, and (ii) a three year warrant to purchase 700,000 shares of common stock at $7.29 per share, which will expire on August 1, 2005. L-3 is a customer of the Company's products and services.

     The terms of the transaction are governed by a Stock Purchase Agreement and a Warrant Agreement, copies of which are attached to this Report as Exhibits
10.4 and 4.1, respectively. The description of the transaction in this Report does not purport to be a complete statement of the terms of the Stock Purchase Agreement and Warrant Agreement, and is qualified in its entirety by reference to the complete text of the agreements found in the exhibits.

     The Stock Purchase Agreement grants certain rights to L-3, including a requirement that the Company use its best efforts to maintain a representative of L-3 as a member of the board of directors, an agreement that the Board of Directors will have a maximum of seven members, and certain information rights. L-3 will also have limited rights to require the Company to register L-3's shares of common stock (and the stock issuable on exercise of the Warrants) for resale under the Securities Act of 1933, and to require the Company to include shares of common stock owned by L-3 in future registered offerings undertaken by the Company.

     The Stock Purchase Agreement also grants L-3 a right of first refusal to exploit and sell the Company's technology to the military market for any product or application that would compete with L-3's products. For other military applications, the Company will discuss collaboration with L-3 before proceeding with another partner. L-3 will also be a preferred customer of the Company, with priority access and use of the Company's products and services, which will be provided at prices no higher than the lowest price charged to other customers for similar products and services.

     Until the closing of the Company's next firmly underwritten public offering, L-3 will have a right to participate in future offerings of equity securities of the Company to preserve its ownership percentage. In addition, the number of shares of common stock purchasable under the Warrants is subject to adjustment for dilution that may occur on future sales of equity securities.


Item 7.  Financial Statements and Exhibits.

        (a) Not applicable.

        (b) Not applicable.

        (c) Exhibits.  The following is a list of exhibits filed as a part of this report.

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Exhibit Number             Description
-----------------          -------------

Exhibit 4.1............... Warrant Agreement between the Company and L-3
                           Communications Corporation, dated August 1, 2002.

Exhibit 10.4+............. Stock Purchase Agreement between the Company and L-3
                           Communications Corporation, dated August 1, 2002.

Exhibit 99.1.............. Press release, dated August 9, 2002.

+ All schedules and/or exhibits have been omitted. Any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2002                 APPLIED MAGNETICS CORPORATION


                                     By: /s/ Peter T. Altavilla
                                         ------------------------------------
                                         Peter T. Altavilla
                                         Secretary and Chief Financial Officer

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